UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 28, 2014

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 28, 2014, Westlake Germany GmbH & Co. KG, a wholly-owned subsidiary of Westlake Chemical Corporation (the “Company”), entered into a Share Purchase Agreement to purchase Vinnolit Holdings GmbH and its affiliated companies (“Vinnolit”) for €490 million from several entities associated with Advent International Corporation. The consummation of the acquisition is subject to customary closing conditions, including regulatory review. The transaction is expected to close during the third quarter of 2014, although there can be no assurance the transaction will occur within the expected timeframe or at all.

Item 8.01 Other Events.

On May 28, 2014, the Company filed a press release announcing the transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

On May 28, 2014, the Company also posted a slide presentation on its website (http://www.westlake.com) concerning the transaction. A copy of the presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

99.1	Press Release, dated May 28, 2014

99.2	Investor presentation, dated May 28, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

Date: May 28, 2014

EXHIBIT LIST

Number	Exhibit

99.1	Press release, dated May 28, 2014

99.2	Investor presentation, dated May 28, 2014

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